Exhibit 99.1

Susquehanna Bancshares, Inc. Attn: Joan Mccracken Investor Relations 26 North Cedar Street Lititz, Pa 17543-7000	Vote By Internet - Www.proxyvote.com

Use The Internet To Transmit Your Voting Instructions And For Electronic Delivery Of Information Up Until 11:59 P.m. Eastern Time The Day Before The Cut-off Date Or Meeting Date. Have Your Proxy Card In Hand When You Access The Web Site And Follow The Instructions To Obtain Your Records And To Create An Electronic Voting Instruction Form.

Electronic Delivery Of Future Proxy Materials

If You Would Like To Reduce The Costs Incurred By Our Company In Mailing Proxy Materials, You Can Consent To Receiving All Future Proxy Statements, Proxy Cards And Annual Reports Electronically Via E-mail Or The Internet. To Sign Up For Electronic Delivery, Please Follow The Instructions Above To Vote Using The Internet And, When Prompted, Indicate That You Agree To Receive Or Access Proxy Materials Electronically In Future Years.

Vote By Phone - 1-800-690-6903

Use Any Touch-tone Telephone To Transmit Your Voting Instructions Up Until 11:59 P.m. Eastern Time The Day Before The Cut-off Date Or Meeting Date. Have Your Proxy Card In Hand When You Call And Then Follow The Instructions.

Vote By Mail
Mark, Sign And Date Your Proxy Card And Return It In The Postage-paid Envelope We Have Provided Or Return It To Vote Processing, C/O Broadridge, 51 Mercedes Way, Edgewood, Ny 11717.

Shareholder Name	Control #

Shares

To Vote, Mark Blocks Below In Blue Or Black Ink As Follows:

Keep This Portion For Your Records

This Proxy Card Is Valid Only When Signed And Dated.	Detach And Return This Portion Only

The Board Of Directors Recommends You Vote For Proposals 1, 2 And 3.		For	Against	Abstain

1	Approval Of The Agreement And Plan Of Merger, Dated As Of November 11, 2014 (the “merger Agreement”), As It May Be Amended From Time To Time, By And Between Bb&t Corporation, A North Carolina Corporation, and Susquehanna Bancshares, Inc., A Pennsylvania Corporation (“susquehanna”).	☐	☐	☐

2.	Approval, By Advisory (non-binding) Vote, Of Certain Compensation Arrangements For Susquehanna’s Named Executive Officers In Connection With The Merger Contemplated By The Merger Agreement.	☐	☐	☐

3.	Approval Of An Adjournment Of The Special Meeting, If Necessary Or Appropriate, To Solicit Additional Proxies If There Are Insufficient Votes At The Time Of The Special Meeting To Approve The Merger Agreement.	☐	☐	☐

For Address Change/Comments, Mark Here.				☐

(see Reverse For Instructions)		Yes	No

Please Indicate If You Plan To Attend This Meeting		☐	☐

Please Sign Exactly As Your Name(s) Appear(s) Hereon. When Signing As Attorney, Executor, Administrator, Or Other Fiduciary, Please Give Full Title As Such. Joint Owners Should Each Sign Personally. All Holders Must Sign. If A Corporation Or Partnership, Please Sign In Full Corporate Or Partnership Name By Authorized Officer.

Signature [please Sign Within Box]	Date				Signature (joint Owners)	Date

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Special Meeting of Shareholders

March 13, 2015 4:00 PM ET

Susquehanna Learning and Resource Center

3840 Hempland Road

Mountville, PA 17554

Directions:

Pennsylvania

From Philadelphia & East

Take I-76 W to Exit 286 US-222 S/Lancaster. Continue to U.S. 30 W.

Take exit toward Mountville. Turn left onto Stony Battery Road.

Turn left onto Hempland Road. Location will be on your right.

From Harrisburg

Take I-283 S toward I-76/Airport Lancaster. Take exit 1A to merge onto PA-283 E toward Airport/Lancaster. Take the PA-722 exit and turn right onto State Road. Continue onto Centerville Road. Turn right onto Hempland Road. Location will be on the left.

Maryland

From Baltimore

Take I-83 N to U.S. 30 E. Take exit toward Mountville. Turn right onto Stoney Battery Road. Turn left onto Hempland Road. Location will be on the right.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

SUSQUEHANNA BANCSHARES, INC. Special Meeting of Shareholders March 13, 2015 4:00 PM ET This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Adam D. Bonanno and Craig L. Kauffman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of SUSQUEHANNA BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 4:00 PM, ET on March 13, 2015, at the Susquehanna Learning and Resource Center and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3.

For Participants in the 2011 Susquehanna Employee Stock Purchase Plan: I instruct the custodian to vote the plan shares allocated to me in accordance with choices marked on the reverse side. If no direction is made this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side